UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THOUGHTWORKS HOLDING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

thoughtworks

2022 Proxy Report

Your Vote Matters

/thoughtworks 2022 Proxy Report

We are a leading global technology consultancy that integrates strategy, design and software engineering to enable enterprises and technology disruptors across the globe to thrive as modern digital businesses.

/thoughtworks

2022 Proxy Report
Thoughtworks Holding, Inc.
200 East Randolph Street, 25th Floor
Chicago, Illinois 60601
Notice of Annual Meeting of Stockholders
You are invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Thoughtworks Holding, Inc. (“Thoughtworks” or the “Company”). As a result of the ongoing COVID-19 pandemic and for the well-being of our stockholders, directors and employees, the Annual Meeting will be held virtually, via live webcast at www.virtualstockholdermeeting.com/TWKS2022 on June 15, 2022, at 9:30 a.m. ET. We encourage you to attend online and participate in the meeting.

Items of Business
The Annual Meeting will be held for the following purposes which are more fully described as set forth in the Proxy Statement:
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To elect three Class I directors, Jane Chwick, Ian Davis and Rohan Haldea, each of whom will hold office until: (i) our Annual Meeting in 2025; (ii) a successor is duly elected and qualified, or (iii) the director’s death, resignation or removal;

2	To ratify the selection of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3	To conduct any other business properly brought before the Annual Meeting.
Your vote matters. Please vote.
Online at www.proxyvote.com or www.virtualshareholder meeting.com/TWKS2022
By Phone 1-800-690-6903
Mail to Vote Processing ℅ Broadridge 51 Mercedes Way Edgewood, NY 11717
You are entitled to vote if you were a stockholder of record at the close of the Nasdaq on April 18, 2022. Each share of common stock that you own represents one vote. You will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. In addition, the Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail.
Your vote is important to Thoughtworks. Even if you choose not to attend the meeting, please cast your vote as soon as possible to ensure that your shares are represented. Returning the proxy card does not affect your right to attend, or to vote your shares during, the Annual Meeting.

By order of the Board of Directors,	Ramona Mateiu Chief Legal Officer and Corporate Secretary
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A message from our Chair of the Board
Dear Fellow Stockholder,
It’s my pleasure to invite you to our first Annual Meeting as a public company, after our successful IPO in September 2021.
During the ten months since I joined the board as chair it has been inspiring to work with Guo Xiao, the board and the leadership team. To thrive in fast-changing times, a company needs a strong leadership team and good governance. The executive team has a deep commitment to the Thoughtworks culture, thanks in part to the average tenure of 17 years. They have worked together through the company’s transition to becoming an established global company.
This is a group of people who are passionate about technology, about our culture and our impact on the world. I have been pleased to find that the leadership team is the embodiment of the values the company espouses: integrity, pursuit of excellence, global first, cultivation, curiosity, inclusivity, courage and a belief in autonomous teams.
The company’s commitment to diversity and inclusion is clear and enduring. For example, 60% of the executive officers are Women and Underrepresented Gender Minorities (“WUGM”).
I would like to thank all Thoughtworkers for their contribution. It is they who have made possible the exceptional performance of recent years. It is they who have created the extraordinary impact for our stockholders, clients and partners.
I am indebted to our long-standing board members, Jane Chwick, Rohan Haldea, Salim Nathoo and William Parrett for their hard work and commitment to Thoughtworks. I want to personally welcome to the board Robert Brennan, Gina Loften and Roxanne Taylor who joined us in 2021. We have an outstanding board and their expertise, enthusiasm and experience is already proving invaluable. Strategy execution, talent and culture will be the primary and enduring priorities for the board and the management team in the years ahead. As a newly public company, the board of directors has set up new governance processes as well as establishing three committees — audit; compensation and talent; nominating and governance.
And good governance is just one pillar of our commitment to ESG. Embedded in our values is our long-standing commitment to social change and sustainability. We published a comprehensive Social Impact Report in 2021 that outlined our alignment with the United Nations Sustainable Development Goals and our Sustainability Accounting Standards Board (SASB) materiality matrix.
We are committed to working with our clients, partners and employees to make high impact reductions to our carbon emissions before 2030. In 2022, we have set ambitious targets to reduce our Greenhouse Gas emissions in line with the Science Based Target Initiative (SBTi). We expect to reduce scope 1 and scope 2 GHG emissions by 50% by 2030 from a 2019 baseline and reduce scope 3 GHG emissions by 85% per employee, also by 2030. Additionally,we aim to increase our sourcing of renewable electricity to 100% by 2030. Our targets are currently with the SBTi for validation.
With such solid foundations, I am confident that Thoughtworks has tremendous opportunities for sustained growth ahead. We operate in a large and fast-growing market. We have a global and diverse business that has a notable track record of creating value for our clients.
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From its very inception, Thoughtworks has sought to put in place structures that promote effective decision making. The matters that you are voting on are an essential component of this. On behalf of the board, I sincerely thank you for your continued trust and investment in Thoughtworks. Your vote is important, and we kindly request that you support our voting recommendations contained in this Proxy Statement.

I would like to thank all Thoughtworkers for their contribution. It is they who have made possible the exceptional performance of recent years. It is they who have created the extraordinary impact for our stockholders, clients and partners.

Ian Davis Chair of the Board, Thoughtworks
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Proxy Statement for the 2022 Annual Meeting of Stockholders
To be Held on June 15, 2022 at 9:30 a.m. ET
Our board of directors is soliciting your proxy to vote at the Annual Meeting (including any adjournments, continuations, or postponements thereof) of Thoughtworks Holding, Inc. for the purposes set forth in this proxy statement (the “Proxy Statement”). We have provided internet access to our proxy materials and other information regarding our company, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), in lieu of mailing printed copies. These materials may be found here: investors.thoughtworks.com.
In this Proxy Statement, we refer to Thoughtworks Holding, Inc. as “Thoughtworks,” the “Company,” “we,” “us,” or “our” and the board of directors of Thoughtworks as the “Board of Directors” or the “Board”. “Shares” refers to shares of our common stock.
The information provided in the “question and answer” format below is for your convenience only and is a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement. The Notice containing instructions on how to access our proxy materials will be mailed on or about April 29, 2022, to all stockholders entitled to vote at the Annual Meeting.
What am I voting on and what are the voting recommendations of our Board of Directors?
There are two matters scheduled for a vote at the Annual Meeting:
Proposal one
Election of Class I Director Nominees (page 13): Please Vote FOR all Nominees
• Jane Chwick, Ian Davis and Rohan Haldea are nominated to retain their positions until (i) the annual meeting in 2025, (ii) a successor is duly elected and qualified, or (iii) the director’s death, resignation or removal.

• Class I is a diverse slate of director nominees with broad and relevant leadership experience.
• Jane Chwick, Ian Davis and Rohan Haldea are independent candidates for the Board.
Proposal two
Ratification of Appointment of the Independent Registered Public Accounting Firm (page 37): Please vote FOR
• Ernst & Young LLP (“EY”) is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.
How many votes are needed to approve each proposal?
Proposal one: Directors are elected by a plurality of the votes cast during the Annual Meeting or by proxy. “Plurality” means that the three directors nominees for Class I who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a
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particular candidate, whether as a result of a “WITHHOLD” vote or a broker non-vote (where a brokerage firm has neither received voting instructions from the beneficial owner nor has discretionary power to vote on a particular matter), will not be counted in such candidate’s favor and will have no effect on the outcome of the election.
Proposal two: The ratification of the selection of EY as Thoughtworks’ independent registered public accounting firm for the fiscal year ending December 31, 2022, requires the affirmative vote of the majority of the shares entitled to vote and present virtually or by proxy during the Annual Meeting. Any shares not voted but otherwise entitled to vote on this proposal, including abstentions, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Am I entitled to vote?
Only holders of record of our common stock at the close of business on April 18, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting.
Stockholder of Record: If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record.
Beneficial Owner (Shares held at a brokerage firm, bank or other nominee): If, at the close of business on the Record Date, your shares were held not in your name but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by your nominee (e.g., your brokerage firm). Those shares will be reported as being held by the nominee in the system of record used to identify stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting and you have the right to direct your brokerage firm, bank or other nominee regarding how to vote the shares in your account.
How do I vote?
Stockholder of Record: If you are a stockholder of record, you may vote (i) online during the Annual Meeting, or (ii) in advance by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such cases, your previously submitted proxy will be disregarded.
• To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on June 14, 2022, to be counted.

• To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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• To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualstockholdermeeting.com/TWKS2022, starting at 9:30 a.m. ET, on June 15, 2022. You will need to enter your control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open approximately 15 minutes before the start of the Annual Meeting.

Beneficial Owner: If you are a beneficial owner of shares held on your behalf at a brokerage firm, bank or other nominee, you will receive a Notice with voting instructions from the nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from your nominee.
How many votes do I have?
Each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date. At the close of business on the Record Date, we had 310,179,846 of common stock outstanding and entitled to vote. Of these outstanding shares, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 3,330,022 shares of common stock at the Annual Meeting, or approximately 1.07% of the voting power of the shares of common stock.
What is a quorum?
The holders of a majority of the voting power of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if (i) you are present and vote in person at the Annual Meeting or (ii) if you have properly submitted a proxy. Abstentions, “withhold” votes, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.
Why did I receive a Notice of Internet Availability of Proxy Materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and the 2021 Annual Report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 29, 2022, to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are not available at that time, we will file another Form 8-K within four business days of receiving the final results. As with our other SEC filings, these Form 8-Ks will be available at investors.thoughtworks.com.
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Is my vote confidential?
Thoughtworks respects your voting privacy. Any instructions, ballots, tabulations, or materials that identify individual stockholders are handled in a manner that protects this privacy. Thoughtworks will not disclose any proxy instructions or ballots of individual stockholders, except:
• To allow for the tabulation and certification of votes;
• To facilitate a successful proxy solicitation;
• To assert claims for Thoughtworks;
• To defend claims against Thoughtworks; and
• As necessary to meet applicable legal requirements.
If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to Thoughtworks’ management and/or the Board of Directors to review your comments.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the Internet, by telephone or using a printed proxy card or online during the Annual Meeting.
What if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualstockholdermeeting.com/TWKS2022 by logging in with your control number. The meeting will start at 9:30 a.m. ET, on June 15, 2022. If you are the beneficial owner of your shares, your control number is included with your voting instructions received from your brokerage firm, bank, or other nominee. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. If you are not a stockholder as of the Record Date or do not log in using your control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualstockholdermeeting.com/TWKS2022 using your control number and type your question in the appropriate field. Please review our rules of conduct for the Annual Meeting when you log into the virtual meeting room. We will answer as many questions submitted in accordance with the rules of conduct as is possible. Only questions that are relevant to the Annual Meeting agenda will be answered.
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The webcast will open approximately 15 minutes before the start of the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualstockholdermeeting.com/TWKS2022.
Where may I find proxy materials?
In accordance with SEC rules, we are using the internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2021 Annual Report. The Notice of Internet Availability of Proxy Materials (also called the Notice in this Proxy Statement) provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources. We intend to mail the Notice on or about April 29, 2022, to all record stockholders entitled to vote at the Annual Meeting.
How may I revoke my proxy or change my vote?
Registered stockholders can change their vote or revoke their proxy at any time before the Annual Meeting by:
• Returning a signed proxy card with a later date;
• Authorizing a new vote electronically through the internet or telephone;
• Delivering a written revocation of your proxy to the Corporate Secretary at our principal office before your original proxy is voted at the Annual Meeting; or
• Submitting a ballot virtually at the Annual Meeting.
Beneficial stockholders can submit new voting instructions by following directions provided by your brokerage firm, bank, or other nominee. You can also vote during the Annual Meeting if you obtain a legal proxy from your brokerage firm, bank, or other nominee or log in into the Annual Meeting with your control number.
Your personal attendance at the virtual Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.
Who is paying for the Proxy Statement?
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of the proxy materials and other information furnished to stockholders. Thoughtworks, its agents, directors, officers and employees may solicit proxies by mail, telephone, or other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse reasonable expenses. If you choose to access your proxy materials to vote via the internet, you are responsible for any internet access charges you may incur.
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Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, after 10 calendar days have passed since our first mailing of the Notice.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those that attend. In addition, for the 10 days prior to the Annual Meeting, the stockholder list will be available upon request during ordinary business hours at our headquarters, at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA. If, due to the COVID-19 pandemic, our headquarters are closed or visitation is limited during the 10 days prior to the Annual Meeting, stockholders may send a written request to our headquarters and we will arrange a way for the stockholder to inspect the list.
Will other matters be brought before the stockholders?
The Board of Directors does not intend to bring other matters before the stockholders except items incident to the conduct of the Annual Meeting and we have not received timely notice from any stockholder of an intent to present any other proposal at the Annual Meeting. On any matter properly brought before the Annual Meeting by the Board of Directors or by others, the person named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.
May I submit Stockholder Proposals for Director Nominations or other items of business for the 2023 Annual Meeting?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2023, must be received by the Company at our principal executive offices at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA, no later than the close of business on December 30, 2022. Stockholders wishing to make a director nomination or bring a proposal before the 2023 annual meeting (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on March 17, 2023 (the 90th day prior to the date of the anniversary of our Annual Meeting) and not earlier than the close of business on February 15, 2023 (the 120th day prior to the date of the anniversary of our Annual Meeting), assuming the Company does not change the date of the 2023 annual meeting of stockholders by more than 30 days before or after the anniversary of the Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices.
Additional Information
We will mail, without charge, upon written request, a copy of our 2021 Annual Report, including the financial statements and list of exhibits and any exhibit specifically requested. Requests should be sent to our Corporate Secretary at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA.
The 2021 Annual Report is also available at investors.thoughtworks.com under “SEC Filings”.
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Inspector of Election
A representative of Broadridge Investor Communications, Inc. will serve as the inspector of elections during the Annual Meeting.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce the printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the internet and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner: Visit www.astfinancial.com and log into your account to enroll.
Beneficial Owner: Please follow the instructions provided to you by your broker, banker, trustee or nominee.
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our 2021 Annual Report and proxy materials, including the Notice. Once you receive notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at +1 (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, USA.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our 2021 Annual Report and proxy materials to any stockholder at a shared address to which a single copy of any of these documents was delivered. To receive a separate copy of these materials, you may write our Corporate Secretary at 200 East Randolph Street, 25th Floor, Chicago, Illinois 60601, USA.
Any stockholders who share the same address and receive multiple copies of our proxy materials and annual report who wish to receive only one copy in the future can contact their brokerage firm, bank, or other nominee to request information about householding of our Corporate Secretary at the address listed above.
Special Note regarding Forward-Looking Statements
This Proxy Statement includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include but are not limited to, statements regarding our business, our business strategy and plans, our objectives and future operations and our social responsibility initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,”
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“plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our other SEC filings, which are available on the Investor Relations page of our website at investors.thoughtworks.com and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.
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Proposal 1
Election of Directors
Our Board of Directors currently consists of nine directors, divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class I nominees named below, each of whom are currently serving as directors, be elected as a Class I director for a three-year term expiring at the stockholder annual meeting in 2025, until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Our Board of Directors Recommends a vote “FOR” the election of each Class I Director nominee named below.
Jane Chwick Member since 2017 Age 59 Independent
Served as a member of our Board since December 2017. Ms. Chwick spent 30 years at Goldman Sachs, most recently as Partner and Co-Chief Operating Officer of its Technology Division, until her retirement in 2013. During her career at Goldman Sachs, Ms. Chwick held a number of senior positions, including Global Head of Technology of the Securities Division and Global Head of Derivatives Technology. Ms. Chwick was the Co-Founder and Co-Chief Executive Officer of Trewtec, a technology advisory firm, from 2014 to 2017. Ms. Chwick currently serves on the boards of directors of MarketAxess, Voya Financial, and M&T Bank Corporation. Ms. Chwick has previously served on the board of Essent Group Ltd, People’s United Financial, the Executive Board of Trustees of the Queens College Foundation and on the boards of directors of Girls Who Code and of the Berkshire School. Ms. Chwick earned a Bachelor of Arts in mathematics from Queens College and a Master in Business Administration from St. John’s University with a concentration in management information systems and quantitative analysis. We believe that Ms. Chwick is qualified to serve on our Board due to her extensive technology leadership experience, which brings valuable skills and strategic perspective to the board.

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2022 Proxy Report	Proposal 1: Election of Directors
Ian Davis Member since 2021 Age 71 Independent
Served as a member of our Board since June 2021 and is currently our Board’s Chairperson. From 2013 to 2021, Sir Ian was the Chairman of Rolls-Royce plc. Sir Ian served as Chairman and Worldwide Managing Partner of McKinsey & Company from 2003 until 2009. Retiring in 2010, Sir Ian is now Senior Partner Emeritus of McKinsey & Company, where he was a partner and consultant for over 30 years. Sir Ian currently serves on the board of Johnson & Johnson as a non-executive director. From 2010 to 2020, Sir Ian was a Non-Executive Director of BP plc, where he was also Senior Independent (Lead) Director. Sir Ian also acts as an adviser to several private firms and companies, including serving as Senior Advisor to Apax Partners. From 2011 to 2017, Sir Ian was a non-executive director of the United Kingdom Cabinet Office and of Teach for All, a not-for-profit educational foundation. Sir Ian earned a Bachelor of Arts and Master of Arts in Politics, Philosophy and Economics from Balliol College, University of Oxford. We believe that Sir Ian is qualified to serve on our Board due to his significant leadership experience; deep understanding of global business trends; and expertise in finance, strategy and business transformation.

Rohan Haldea Member since 2017 Age 43 Independent
Served as a member of our Board since October 2017. Mr. Haldea joined Apax Partners in 2007 and is currently a Partner in the Tech & Telco team. Mr. Haldea also serves as co-Chief Executive Officer of the Apax Foundation, a non-profit organization affiliated with Apax Partners, and as a Trustee of Impetus. Prior to joining Apax Partners, Mr. Haldea worked at Bain Capital in New York, where he focused on the Industrial, Distribution and Retail sectors. Prior to that, Mr. Haldea was a consultant at McKinsey & Company. Mr. Haldea earned a Master of Business Administration from Harvard Business School and a Bachelor of Technology from the Indian Institute of Technology, Delhi. We believe that Mr. Haldea is qualified to serve on our Board due to his expertise in investment strategies, prior experience as a director for several technology companies and insight into the technology solutions sector.

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2022 Proxy Report	Proposal 1: Election of Directors
Shares represented by proxies will be voted “FOR” the election of each of the three candidates named above, unless the proxy is marked without authority to vote (i.e., such proxy is marked to vote “WITHHOLD”). If a candidate for any reason is unable to serve, or for good cause will not serve, the proxies may be voted for a substitute candidate as the proxy holder might determine. Proxies may not be voted for more than three directors. Stockholders may not cumulate vote for the election of directors.
Each person nominated for election has agreed to serve if elected and management and the Board of Directors have no reason to believe that the candidates will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that a candidate will be unable to serve for any reason, the proxies that otherwise would have been voted for this candidate will be voted for a substitute candidate as selected by the Board of Directors, as advised by the Nominating and Governance Committee. Alternatively, the proxies, at the Board of Director’s discretion, may be voted for no candidates as a result of the inability of any of the candidates to serve.
Continuing Directors
The directors who are serving for terms that end after the Annual Meeting are as follows:
Class II
Gina Loften Member since 2021 Age 56 Independent
Served as a member of our Board since July 2021. Ms. Loften most recently served as chief technology officer for Microsoft USA, the position she held from 2019 through July 2021. Prior to Microsoft, for over 15 years, Ms. Loften served in roles of growing responsibility with IBM, including global consulting leader in cloud application innovation for IBM Global Business Services, chief innovation officer for IBM Research, and global public sector leader for IBM Watson Group. Ms. Loften currently serves on the board of directors of TTEC Holdings, Inc. In the not for profit space, Ms. Loften serves as a member of the board of directors for the Museum of Life and Science and of the board of trustees for TIAA (The Teachers Insurance and Annuity Association of America). Ms. Loften has previously served on the boards of George Mason Research Foundation, Rise Against Hunger and the advisory council for the Institute of Nuclear Power Operations. Ms. Loften earned a Bachelor of Science degree in electrical engineering from North Carolina Agricultural and Technical State University. We believe that Ms. Loften is qualified to serve on our Board due to her extensive technological leadership experience and her prior service as a director on for-profit and not-for-profit boards.

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2022 Proxy Report	Proposal 1: Election of Directors
Salim Nathoo Member since 2017 Age 51 Independent
Served as a member of our Board since October 2017. Mr. Nathoo joined Apax Partners in 1999 and is currently a Partner in the Tech & Telco team. Mr. Nathoo is also a member of the Investment Committees for the Apax Buyout Funds, Apax Digital Fund and Apax Global Alpha. Mr. Nathoo has served as an advisor or board member to a number of Apax Partners portfolio companies, including Syneron Candela, GlobalLogic, iGATE, Orange Switzerland, Sophos, SMART Technologies, Weather Investments, Tim Hellas and Promethean. Prior to joining Apax Partners, Mr. Nathoo was an Engagement Manager with McKinsey & Company, where he specialized in advising clients in the telecom sector. Mr. Nathoo earned a Master in Business Administration from INSEAD and a Master of Arts in Mathematics from the University of Cambridge. We believe that Mr. Nathoo is qualified to serve on our Board due to his expertise in investment strategies, prior experience as a public company director and insight into the technology solutions sector.

William Parrett Member since 2017 Age 76 Independent
Served as a member of our Board since December 2017. Mr. Parrett joined Deloitte & Touche USA LLP in 1967 and served in a series of roles of increasing responsibility, including as Senior Partner, before retiring in 2007. From 2003 to 2007, Mr. Parrett served as the Chief Executive Officer of Deloitte Touche Tohmatsu. From 1999 to 2003, Mr. Parrett was Managing Partner of Deloitte & Touche USA. Mr. Parrett currently serves on the boards of directors of Oracle Corporation and Blackstone Inc. Mr. Parrett previously served on the boards of directors of Eastman Kodak Company, Conduent, Thermo Fisher Scientific, UBS Group AG and iGate. Additionally, Mr. Parrett is a past Chairman of the board of trustees of United Way Worldwide and of the board of directors of the United States Council for International Business. Mr. Parrett earned a Bachelor of Arts in accounting from St. Francis College. We believe that Mr. Parrett is qualified to serve on our Board due to his significant corporate leadership experience, public company experience and accounting and financial expertise.

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2022 Proxy Report	Proposal 1: Election of Directors
Class III
Robert Brennan Member since 2021 Age 62 Independent
Served as a member of our Board since July 2021. Mr. Brennan has been an advisor and mentor at Entrepreneurship for All Roxbury (EforAll) since 2019. Previously, Mr. Brennan served as the executive director of Computer Associates from 2017 to 2018. Prior to that, Mr. Brennan was chair and chief executive officer of Veracode from 2011 to 2018. Prior to Veracode, Mr. Brennan was a director and the president and chief executive officer at Iron Mountain, a publicly-traded data protection and information management services company, from 2004 to 2011. Mr. Brennan was also previously chair and chief executive officer of Connected Corporation from 2000 to 2004. Mr. Brennan was also general manager for Network and Service Management at Cisco after being chief executive officer for American Internet. Mr. Brennan has also served on the boards of directors for several private technology companies. We believe that Mr. Brennan is qualified to serve on our Board due to his extensive executive experience, prior board service for emerging technology companies and leadership skills.

Guo Xiao Member since 2017 Age 48
Served as our Chief Executive Officer since 2013 and as a member of our Board since 2017. Prior to that, Mr. Guo was Managing Director of Thoughtworks China from 2007 to 2013 and served as Head of Technology of Thoughtworks China from 2004 to 2007. Mr. Guo worked as a Senior Agile Software Developer for Thoughtworks United Kingdom from 2002 to 2004. At the beginning of his career, from 1999 to 2002, Mr. Guo worked as an Agile Software Developer for Thoughtworks US. Mr. Guo earned a Bachelor of Science in Chemistry from Peking University; a Master of Science in Chemistry from Northwestern University, where he also completed the Executive Development Program at the Kellogg School of Management; and a Master of Science in Computer Science from Loyola University Chicago. We believe Mr. Guo is qualified to serve on our Board due to his management experience, operational expertise and historical insight into our business.

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2022 Proxy Report	Proposal 1: Election of Directors
Roxanne Taylor Member since 2021 Age 65 Independent
Served as a member of our Board since June 2021. Ms. Taylor has served as the Chief Marketing and Communications Officer of Memorial Sloan Kettering Cancer Center since February 2020. From 2007 until September 2018, Ms. Taylor served as Chief Marketing and Communications Officer at Accenture, a global professional services company. From 1995 to 2007, Ms. Taylor served in various marketing positions at Accenture, including Managing Director Corporate and Financial Communications and Director of Marketing and Communications for the Financial Services practice. Before joining Accenture, Ms. Taylor served in corporate communications, investor relations and senior marketing positions at Reuters and Quotron (now part of Citicorp) from 1993 to 1995 and 1989 to 1993, respectively. Ms. Taylor currently serves on the board of directors of Pure Storage and UNISYS CORP. Ms. Taylor earned a Bachelor of Arts from the University of Maryland in College Park. We believe that Ms. Taylor is qualified to serve on our Board due to her extensive marketing experience, as well as her technology industry knowledge.

Classes
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of approximately one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Diversity
At Thoughtworks, diversity is a core value and fostering a vibrant community of passionate technologists is one of our key goals. We believe that diversity of backgrounds, life experiences and opinions not only makes us more innovative but are essential to our long-term success. As such, we believe that our Board of Directors is representative of that diversity. The Board Diversity Matrix below is as of April 18, 2022.
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black	1	0
Asian	0	3
White	2	3
Did Not Disclose Demographic Background	1
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2022 Proxy Report	Proposal 1: Election of Directors

Identifying and Evaluating Director Nominees
Our Nominating and Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and ensuring that its membership consists of persons with sufficiently diverse and independent backgrounds. The identification, evaluation and selection of qualified directors is a complex and subjective process, which will be significantly influenced by the particular needs of our Board of Directors from time to time. As such, our Nominating and Governance Committee has not adopted a specific set of minimum qualifications or skills that are necessary for a nominee to possess, other than those that are necessary to meet regulatory and listing requirements and the provisions of our governing documents. Our Nominating and Governance Committee, in recommending director candidates for election to our Board of Directors, is expected to consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, our Nominating and Governance Committee and the Board of Directors may also consider the following criteria as well as any other factors that they deem to be relevant:
• Serving as an officer or former officer of a publicly-held company;
• The candidate’s experience as a board member of another publicly held company;
• The candidate’s professional and academic experience relevant to our company’s industry;
• The strength of the candidate’s leadership skills;
• The candidate’s experience in finance and accounting and/or executive compensation practices;
• The candidate’s commitment to Thoughtworks; and
• Whether the candidate has the time required for preparation, participation and attendance at meetings of our Board of Directors and Committee meetings.
Our Nominating and Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment and the inclusion of diverse experiences. Therefore, our Nominating and Governance Committee will consider diversity and inclusion factors when evaluating candidates.
Stockholders may recommend individuals to our Nominating and Governance Committee for consideration as potential director candidates by submitting the names of recommended individuals, together with appropriate biographical information and background materials, to:
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Nominating and Governance Committee
℅ Thoughtworks Holding, Inc.
200 East Randolph Street
25th Floor
Chicago, Illinois 60601
USA
In the event there is a vacancy and assuming that appropriate biographical and background materials has been provided on a timely basis, our Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria, as it follows for candidates submitted by others.
Director Nomination Agreement
We have entered into a Director Nomination Agreement with an entity controlled by funds advised by Apax Partners L.L.P. (the “Apax Funds”). Specifically, the Director Nomination Agreement provides the Apax Funds, through their control of Turing EquityCo II L.P., the right but not the obligation, to nominate a number of individuals designated for election as our directors at any meeting of our stockholders (the “Apax Directors”), such that, upon the election of each such individual and each other individual nominated by or at the direction of our Board of Directors or a duly-authorized committee of the Board of Directors, as a director of our company, the number of Apax Directors serving as directors of our company will be equal to:
(i)
if the Apax Funds and their affiliates together continue to beneficially own at least 50% of the total voting power of the outstanding shares of our common stock, the lowest whole number that is greater than 50% of the total number of directors comprising our Board of Directors;

(ii)
if the Apax Funds and their affiliates together continue to beneficially own at least 40% (but less than 50%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 40% of the total number of directors comprising our Board of Directors;

(iii)
if the Apax Funds and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 30% of the total number of directors comprising our Board of Directors;

(iv)
if the Apax Funds and their affiliates together continue to beneficially own at least 20% (but less than 30%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 20% of the total number of directors comprising our Board of Directors; and

(v)
if the Apax Funds and their affiliates together continue to beneficially own at least 10% (but less than 20%) of the total voting power of the outstanding shares of our common stock, the lowest whole number that is at least 10% of the total number of directors comprising our Board of Directors. The Apax Funds’ nominees must comply with applicable law and stock exchange rules.

The Apax Funds have agreed in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by it in favor of the election to our Board the directors
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2022 Proxy Report	Proposal 1: Election of Directors
so designated. At any time when the Apax Funds have the right to designate at least 40% of the total number of directors comprising our Board of Directors for election to our Board, the Apax Funds will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable exchange rules or regulations regarding the independence of Board committee members. In addition, the Apax Funds shall be entitled to designate the replacement for any of their Board designees whose Board service terminates prior to the end of the director’s term regardless of the Apax Funds’ beneficial ownership at such time. The Director Nomination Agreement provides for certain consent rights for the Apax Funds so long as they own at least 50% of the total voting power of the outstanding shares of our common stock. Additionally, the Director Nomination Agreement prohibits us from increasing or decreasing the size of our Board without the prior written consent of the Apax Funds for so long as the Apax Funds hold at least 40% of the total outstanding voting power. This agreement will terminate at such time as the Apax Funds own less than 10% of the total voting power of the outstanding shares of our common stock. Currently, Mr. Haldea and Mr. Nathoo have been designated as the nominees of the Apax Funds.
Family Relationships
There are no family relationships among any of our directors and executive officers.
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Corporate Goverance
Board of Directors
Responsible stewardship
Thoughtworks’ governance structure is designed to foster principled actions, informed and effective decision making and appropriate monitoring of compliance and performance, assuring that the long-term interests of Thoughtworks and its stakeholders are being served. To satisfy the Board of Directors’ duties, directors are expected to maintain the highest standards of responsibility and ethics. The Board of Directors believes there is no single board leadership structure that is optimal in all circumstances. As such, the Nominating and Governance Committee periodically considers the leadership structure of our Board of Directors and makes recommendations to optimize its oversight of management. Our Board of Directors currently believes that our existing leadership structure is effective. The Nominating and Governance Committee and the Board of Directors will continue to review our leadership structure and may make such changes in the future as it deems appropriate.
Controlled company exemption
The Apax Funds continue to control a majority of our outstanding common stock. As a result, we are a “controlled company.” Under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:
• we have a board of directors that is composed of a majority of “independent directors,” as defined under the rules of such exchange;
• we have a compensation committee that is composed entirely of independent directors; and
• we have a nominating and corporate governance committee that is composed entirely of independent directors.
From time to time we may rely on this exemption and in doing so we may not have a majority of independent directors on our Board of Directors.In addition, our Compensation and Talent and Nominating and Governance Committees may not consist entirely of independent directors and/or may not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Independence of our Board of Directors
The listing rules of the Nasdaq generally require that a majority of the members of a listed company’s board of directors are independent. In addition, as discussed further below, the listing rules require that, subject to specified exceptions, each member of our Audit, Compensation and Talent and Nominating and Governance Committees be independent.
Our Board of Directors conducts an annual review of the independence of our directors. In its most recent review, our Board of Directors determined that all of our directors are “independent directors” (except for Mr. Guo who also serves as our Chief Executive Officer) as defined under the applicable rules, regulations and listing standards of Nasdaq and the SEC.
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Name	Age	Position Director Nominees:	Class	Appointed	Current Term Expiration
Jane Chwick	59	Director	I	December 2017	2022
Ian Davis	71	Chair of the Board of Directors and Director	I	June 2021	2022
Rohan Haldea	43	Director	I	October 2017	2022
Continuing Directors:
Robert Brennan	62	Director	III	July 2021	2024
Guo Xiao	48	Director and Chief Executive Officer	III	October 2017	2024
Gina Loften	56	Director	II	July 2021	2023
William Parrett	76	Director	II	December 2017	2023
Salim Nathoo	51	Director	II	October 2017	2023
Roxanne Taylor	65	Director	III	June 2021	2024
The independent directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The independent directors believe that the Company’s current Board structure, with an independent Chair and its main Committees each composed primarily of independent directors, provides appropriate, efficient and effective leadership, communication and administration.
Chair of the Board
Ian Davis serves as Chair of our Board of Directors. As our Chair, Sir Ian presides over all meetings of the Board of Directors.
The responsibilities of the Chair include:
• Coordinating board-relevant activities of the directors;
• Calling meetings of the directors, as needed;
• Chairing executive sessions of the independent directors and providing feedback and perspective to the CEO about discussions among the directors and helping to facilitate communication between the CEO and the directors;

• Collaborating with the Corporate Secretary to set the agendas for the board meetings;
• Leading board meetings; and
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2022 Proxy Report	Corporate Governance
• Performing such other functions and responsibilities as requested by our Board of Directors from time to time, including with respect to best practices in governance, succession planning for board members and key members of management and stockholder and stakeholder engagement.

Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, Compensation and Talent Committee and Nominating and Governance Committee. Our Board of Directors may establish other committees from time to time to facilitate the management of our business. Members of each committee serve until their resignation or until otherwise determined by our Board of Directors. The composition and functions of each committee are described below. Each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules, which are available on our website at investors.thoughtworks.com. Currently, our committee assignments are as follows:
Board Member		Audit Committee	Compensation & Talent Committee	Nominating & Governance Committee
Ian Davis(CH)	I			C
Robert Brennan	I		C	•
Jane Chwick	I		•	•
Guo Xiao
Rohan Haldea	I	•	•
Gina Loften	I	•	•
Salim Nathoo	I			•
William Parrett	I	C*		•
Roxanne Taylor	I	•	•
C = Committee chair
CH = Chairman of the Board
I = Independent director for Board of Directors (excluding the committees of the Board of Directors)
* = Designated as an "audit committee financial expert" within the meaning of SEC regulations and applicable listing standards of Nasdaq

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2022 Proxy Report	Corporate Governance
Audit Committee
Our Audit Committee is composed of Rohan Haldea, Gina Loften, William Parrett and Roxanne Taylor, with William Parrett serving as chair of the committee. We are complying with the audit committee requirements of the SEC and Nasdaq, which require that the Audit Committee be composed of a majority of independent directors within 90 days following our initial public offering and all independent directors within one year following our initial public offering. Our Board has determined that Gina Loften, Roxanne Taylor and William Parrett meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has also determined that William Parrett is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq. Mr. Haldea has been determined to be not independent. During 2021, the Audit Committee held three meetings. The Audit Committee’s responsibilities include:
• appointing, approving the compensation of and assessing the qualifications, performance and independence of our independent registered public accounting firm;
• pre-approving audit and permissible non-audit services and the terms of such services, to be provided by our independent registered public accounting firm;
• reviewing our policies on risk assessment and risk management;
• reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

• reviewing the adequacy of our internal control over financial reporting;
• establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
• recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

• monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
• preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
• reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
• reviewing and discussing with management and our independent registered public accounting firm our earnings releases and guidance.
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2022 Proxy Report	Corporate Governance
Review, Approval or Ratification of Transactions with Related Persons
The Audit Committee of our Board of Directors has primary responsibility for reviewing and approving transactions with related parties. The Audit Committee Charter provides that the Audit Committee shall review and approve in advance any related party transactions. We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our Audit Committee, subject to the exceptions described below.
In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee may determine that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.
Transactions with Related Persons for 2021
We currently employ Penelope Morrow, who is married to Christopher Murphy, our Chief Executive Officer of Thoughtworks North America. In 2021, Ms. Morrow received total annual compensation, consisting of base salary and other compensation, which includes the grant date fair value of an RSU award, of approximately $260,000. Ms. Morrow’s compensation and other benefits are comparable to those of other employees of the Company in similar positions and determined by the Company consistent with its compensation practices applicable to other similarly situated employees.
Compensation and Talent Committee
Our Compensation and Talent Committee is composed of Robert Brennan, Jane Chwick, Rohan Haldea, Gina Loften and Roxanne Taylor, with Robert Brennan serving as chair of the committee. During 2021, the Compensation and Talent Committee held two meetings. The Compensation and Talent Committee’s responsibilities include:
• annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
• evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
• reviewing and approving the compensation of our other executive officers;
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2022 Proxy Report	Corporate Governance
• appointing, compensating and overseeing the work of any compensation consultant, legal counsel, or other advisor retained by the Compensation and Talent Committee;
• conducting the independence assessment outlined in rules with respect to any compensation consultant, legal counsel, or other advisor retained by the Compensation and Talent Committee;
• annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
• reviewing and establishing our leadership compensation, philosophy and guidelines;
• overseeing and administering our equity compensation plans;
• overseeing our diversity and inclusion programs and planning for human capital management;
• overseeing management succession planning;
• reviewing and making recommendations to our Board with respect to director compensation; and
• reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Compensation and Talent Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation and Talent Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Robert Brennan, Jane Chwick, Ian Davis, Salim Nathoo and William Parrett, with Ian Davis serving as chair of the committee. During 2021, the Nominating and Governance Committee held one meeting. The Nominating and Governance Committee’s responsibilities include:
• developing and recommending to our Board criteria for board and committee membership;
• developing and recommending to our Board best practices and corporate governance principles;
• subject to the rights of the Apax Funds under the Director Nomination Agreement as described in ‘‘Proposal 1 Election of Directors — Identifying and Evaluating Director Nominees—Director Nomination Agreement,” identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

• overseeing our “Environmental, Social and Governance” program;
• developing and recommending to our Board a set of corporate governance guidelines; and
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2022 Proxy Report	Corporate Governance
• reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Director Meetings and Attendance
During 2021, the Board of Directors and Committees maintained their schedules of regular meetings, some of which were held virtually due to the on-going COVID-19 pandemic. In addition, the Board of Directors held special meetings as the Company transitioned from a private enterprise to a publicly-listed company.
The Board of Directors had four regular meetings and four special meetings. Each Director attended at least 75% of the regularly scheduled and special meetings of the Board of Directors. In lieu of holding an in-person annual meeting of stockholders in 2021, the stockholders conducted an annual meeting via a written consent.
Executive Sessions
During 2021, the Board of Directors and some committees met in Executive Sessions without members of management present. The independent directors met in Executive Session at every regular Board meeting in 2021. The Chair led all of the Executive Sessions of the Board of Directors.
Director Compensation Program
Our non-employee directors are eligible to receive compensation for their service on our Board of Directors pursuant to the non-employee director compensation policy, which will provide for: (i) an annual cash retainer of $100,000, payable in four equal quarterly installments and prorated for any partial year of service on our Board of Directors; and (ii) an annual equity grant in the form of restricted stock units with an aggregate grant date fair value of $150,000 (plus an additional $60,000 for the Non-Executive Board Chair, an additional $20,000 for each of the chair of the Audit Committee and the chair of the Compensation and Talent Committee and an additional $10,000 for the chair of the Nominating and Governance Committee), to be granted on the date of our annual stockholders meeting, subject to the terms of the 2021 Omnibus Incentive Plan and the award agreement pursuant to which such award is granted, including a one-year vesting term, subject to continued service on our Board of Directors.
The following table summarizes total compensation for each of our non-employee directors in fiscal year 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board or representatives of Apax in fiscal year 2021. Representatives of Apax receive no compensation for service as directors and, consequently, are not included in this table.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ian Davis	54,396	75,012	—	129,408
Robert Brennan	46,468	50,001	—	96,469
Jane Chwick	87,917	141,603	—	229,520
Gina Loften	46,468	50,001	—	96,469
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Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William Parrett	87,917	141,603	—	229,520
Roxanne Taylor	54,396	50,001	—	104,397
Anita Sands(4)	51,776	150,024	27,043	228,843
(1)	Represents the actual annual fees paid to our non-employee directors for fiscal year 2021.
(2)	Represents the aggregate grant date fair value of RSU awards, computed in accordance with FASB ASC 718.
(3)	Represents fees for consulting services provided to the Company during 2021.
(4)	Ms. Sands retired from the Board, including all committees thereof, effective August 20, 2021.
Expenses
We reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board of Directors and any committee of the Board of Directors. Our directors are also encouraged and provided with opportunities to participate in education programs that would assist them with discharging their duties as a member of our Board of Directors.
Our Executive Officers
Below is a list of the names, ages (as of April 18, 2022), positions and a brief account of the business experience of the individuals who serve as executive officers (business experience for Mr. Guo, who is both a director and executive officer, can be found in the section entitled “Proposal 1 Election of Directors— Continuing Directors”). Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
Name	Age	Position
Guo Xiao	48	Chief Executive Officer and Director
Erin Cummins	43	Chief Financial Officer
Ange Ferguson	44	Chief Transformation Officer
Sai Mandapaty	56	Chief Commercial Officer
Ramona Mateiu	44	Chief Legal Officer & Chief Compliance Officer
Christopher Murphy	50	Chief Executive Officer of Thoughtworks North America
Joanna Parke	44	Chief Talent Officer
Dr. Rebecca Parsons	61	Chief Technology Officer
Chad-Affonso Wathington	43	Chief Strategy Officer
Julie Woods-Moss	57	Chief Marketing Officer
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Erin Cummins 17-year Tenure Age 43
Served as our Chief Financial Officer since 2014. Prior to that, Ms. Cummins was Head of Operations and Finance for Thoughtworks Europe. Ms. Cummins has served in various leadership roles in the organization spanning across multiple countries, with both financial and operational responsibilities. Prior to joining Thoughtworks in 2004, Ms. Cummins was an auditor for Plante Moran from 2001 to 2004. Ms. Cummins earned her Bachelor of Arts and Master of Science (Professional Accounting) degrees from Michigan State University.

Ange Ferguson 16-year Tenure Age 44
Served as our Chief Transformation Officer since 2018. Prior to that, Ms. Ferguson was Group Managing Director of Thoughtworks Asia Pacific from 2015 to 2018 and Managing Director of Thoughtworks Australia from 2013 to 2015 and she performed management roles in both Australia and India from 2010 to 2013. Ms. Ferguson joined Thoughtworks in 2006 as a Principal Consultant in Australia. Prior to joining Thoughtworks, Ms. Ferguson worked in program management and analyst roles at ColesMyer Group, Tenix Toll Defence Logistics, ANZ and Sapient in Australia and the Financial Services Authority in the United Kingdom. Ms. Ferguson also serves as an advisory board member for Hitnet and the Ai Group in Australia. Ms. Ferguson earned a Bachelor of Computing with a minor in Philosophy from Monash University.

Sai Krishna Mandapaty 12-year Tenure Age 56
Served as our Chief Commercial Officer since 2017. Prior to that, Mr. Mandapaty was Global Head of Strategy from 2015 to 2017, Global Head of Strategic Clients from 2014 to 2015 and Global Head of Demand from 2010 to 2015. Prior to joining Thoughtworks in 2010, Mr. Mandapaty worked at Satyam Computer Services (later acquired by Tech Mahindra) in various capacities, including leading the Financial Services business unit. Mr. Mandapaty’s earlier employment was with Bosch India and Wipro Technologies. Mr. Mandapaty earned a Bachelor of Engineering (Mechanical) from Visvesvaraya National Institute of Technology and a Post Graduate Diploma in Management from Indian Institute of Management Bangalore.

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Ramona Mateiu 13-year Tenure Age 44
Served as our Chief Legal Officer since 2017 and as our Chief Compliance Officer since 2018. Prior to that, Ms. Mateiu served as Thoughtworks Deputy General Counsel in 2017 and as Head of Legal for Thoughtworks North America from 2009 to 2017. Ms. Mateiu previously served as Associate General Counsel at PrivateBancorp (now part of CIBC). Before joining PrivateBancorp, Ms. Mateiu served in a legal role at Thoughtworks from 2008 to 2009 and was a corporate associate at Schiff Hardin LLP. Ms. Mateiu earned a Juris Doctor from the University of California at Berkeley School of Law and a Bachelor of Arts in Economics from the University of Illinois at Urbana-Champaign.

Christopher Murphy 17-year Tenure Age 50
Served as our Chief Executive Officer for Thoughtworks North America since 2018. Prior to that, Mr. Murphy was Group Managing Director of Europe, Middle East and South Asia from 2015 to 2018, Chief Strategy Officer and Global Head of Marketing from 2012 to 2015, Managing Director of Asia Pacific from 2008 to 2012 and Associate General Counsel from 2004 to 2007. Prior to joining Thoughtworks, Mr. Murphy was a Senior Solicitor in the Intellectual Property and Information Technology Group at Mayer Brown and a Senior Associate in the Intellectual Property and Information Technology Group at Corrs Chambers Westgarth. Mr. Murphy earned a Bachelor of Science in computer science from the University of Melbourne, a Bachelor of Laws from the University of Melbourne, a Master of Laws (Intellectual Property) from Monash University and a Master of Information Technology from Monash University.

Joanna Parke 19-year Tenure Age 44
Served as our Chief Talent Officer since 2018. Prior to that, Ms. Parke was Group Managing Director for North America from 2013 to 2018. Ms. Parke led the central region of North America as Market Principal from 2011 to 2013. From 2010 to 2011, Ms. Parke led the creation of the entry-level graduate development program in the United States. Ms. Parke worked as a Thoughtworks consultant in roles including Agile Software Developer and Project Manager from 2003 to 2010. Prior to joining Thoughtworks, Ms. Parke was an engineer at Epicentric and Sapient. Ms. Parke earned a Bachelor of Science in Electrical Engineering with a minor in Computer Science from the University of Illinois at Urbana-Champaign.

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Dr. Rebecca J. Parsons 22-year Tenure Age 61
Served as our Chief Technology Officer since 2006. Prior to that, Dr. Parsons was Vice President of Innovation and also worked as a developer and architect for many of our clients. Prior to joining Thoughtworks in 1999, Dr. Parsons was an Assistant Professor of Computer Science at the University of Central Florida, a Director’s Postdoctoral Fellow at Los Alamos National Laboratory and an IBM Fellow at Rice University. Prior to her work as a graduate student at Rice University, Dr. Parsons held technology positions at Caterpillar Tractor Company, United Technologies Mostek and Amdahl Communications. Dr. Parsons earned a Bachelor of Science in both Computer Science and Economics from Bradley University and both a Master of Science and a Ph.D. in Computer Science from Rice University.

Chad-Affonso Wathington 18-year Tenure Age 43
Served as our Chief Strategy Officer since 2018. Prior to that, Mr. Wathington served as our Chief Capability Officer from 2015 to 2018, where he focused on scaling Thoughtworks’ service offerings. From 2011 to 2015, Mr. Wathington was Managing Director of ThoughtWorks Studios, a product division focused on tooling for agile software development and continuous delivery. Mr. Wathington assumed this role after being Head of Product for ThoughtWorks Studios from its inception in 2007. Prior to joining Thoughtworks, Mr. Wathington was a strategy consultant at the Boston Consulting Group (BCG), specializing in industrial goods, pharmaceutical and technology areas. Mr. Wathington held various positions in Chicago’s technology startup ecosystem before joining BCG. Mr. Wathington earned a Bachelor of Arts from Harvard University with a foreign language citation in Japanese.

Julie Woods-Moss 3-year Tenure Age 57
Served as our Chief Marketing Officer since 2019. Prior to that, Ms. Woods-Moss was a Senior Advisor to McKinsey & Company from March 2019 to September 2019. Ms. Woods-Moss was President at Tata Communications from 2012 to 2018 and held the leadership positions of Chief Marketing Officer, Chief Innovation Officer and CEO of Tata’s Nextgen Business. Prior to that, Ms. Woods-Moss held the leadership positions of President of Marketing, Strategy and Propositions at BT Group Plc (BT Global Services), Vice President at Liberty Global (UPC) and Director at IBM. Ms. Woods-Moss is a Non-Executive Director at Grosvenor Group (Liverpool One Fund) and the chair of the board of dunnhumby, a subsidiary of Tesco Plc. Ms. Woods-Moss earned a Bachelor of Engineering degree in Telecommunication Engineering from Plymouth University.

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2022 Proxy Report	Corporate Governance
OVERSIGHT OF OUR COMPANY
Our Board of Directors reviews strategic, operational, compliance and financial risk in the context of discussions, question-and-answer sessions and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management.
Oversight of Risk Mitigation
We recognize that risk assessment and oversight are an integral part of achieving our organizational goals, enhancing stockholder value and increasing the likelihood of long-term corporate success. We believe our corporate governance structure and culture of risk mitigation allows us to balance opportunity and risk to innovate for more customers. As such, our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic, operational, financial and legal risks at regular management meetings and raises strategic issues and points of concern with the Board of Directors, or its standing committees, through regularly scheduled or, if necessary, special meetings. There is an Enterprise Risk Management (ERM) Steering Committee that, aligned with senior management, regularly assesses and prioritizes enterprise risks, assigning the risk owners within the business to build the appropriate mitigation plan. The status of the risks is regularly monitored and reported to the ERM Steering Committee and to the Board by the risk owners.
The Board of Directors is responsible for overseeing senior management’s execution of its risk management duties and for assessing our approach to risk management. Further, the Board of Directors regularly reviews and discusses strategic, operational, reputational and enterprise compliance risks, among others. The Board of Directors consults with external advisors, including outside counsel, consultants, auditors and experts, to ensure that it is well informed about the risks and opportunities facing Thoughtworks. In addition, independent directors hold regular executive sessions without management present to discuss our risk management practices and risks facing our company and our business.
Our standing committees of the Board of Directors play a vital part in our risk management oversight. Our Audit Committee is responsible for overseeing our major financial, reporting and operational risk exposures, along with assessing our cyber security and the steps our management has taken to monitor and control these exposures. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the Compensation and Talent Committee is responsible for ensuring our compensation and recruiting programs are effectively structured to attract and retain the Company’s talent. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance policies. Certain committees also have their independent directors meet in private sessions with management and compliance leaders during the course of the year.
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Board Oversight of Human Capital Management
Our reputation for technology excellence, thought leadership and advocacy for social change enables us to attract what we believe is the best talent in the industry. Continuing to attract, cultivate and retain the best people globally is crucial to all aspects of Thoughtworks’ business and its long-term success. To that end, the Board of Directors and its committees are actively involved in the Company’s human capital management strategy and receive reports on key metrics throughout the year, including those related to diversity and inclusion, recruiting and talent development.
Code of Conduct and Code of Ethics for Senior Financial Officers
We have adopted a Code of Conduct that applies to all employees, officers, contractors and directors. In addition, we adopted a Code of Ethics for Senior Financial Officers, which applies to our chief executive officer, chief financial officer, principal accounting officer, controller and persons performing similar functions (together, “Codes of Conduct”). The full texts of our Codes of Conduct are posted on our website at investors.thoughtworks.com. We intend to disclose on our website any future amendments of our Codes of Conduct or waivers that exempt any senior financial officers or our directors from provisions in the Codes of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement and you should not consider information on our website to be part of this Proxy Statement.
Insider Trading Policy Prohibitions and Rule 10b5-1 Plans
Our Board of Directors has adopted an insider trading policy that applies to all employees, officers, consultants, contractors and directors. Our insider trading policy prohibits trading in derivative securities related to our common stock, which includes engaging in short selling of our common stock, options trading on Thoughtworks securities, hedging and monetization transaction, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan. In addition, our insider trading policy prohibits short term trades less than six months.
From time to time our executive officers may have Rule 10b5-1 trading plans. We do not undertake any obligation to report Rule 10b5-1 trading plans that are adopted, or may be adopted in the future, by any of our officers and directors, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.
Security Ownership of Certain Beneficial Owners and Management
The following table shows information about the beneficial ownership of our common stock by:
• each person known by us to beneficially own 5% or more of our outstanding common stock;
• each of our directors and named executive officers (“NEOs”); and
• all of our directors and executive officers as a group.
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2022 Proxy Report	Corporate Governance
The numbers listed below are based on 310,179,846 shares of our common stock outstanding as of April 18, 2022. Except as otherwise noted below, the address of each beneficial owner listed in the table below is c/o Thoughtworks Holding, Inc., 200 East Randolph Street, 25th Floor, Chicago, IL 60601. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Name of Beneficial Owner	Number of shares	Percentage
5% Stockholders
Turing EquityCo II L.P.(1)	197,750,138	63.8%
Siemens AG(2)	24,152,051	7.8%
Gamnat PTE LTD(3)	20,858,662	6.7%

Directors and NEOs
Guo Xiao(4)	3,929,811	1.3%
Dr. Rebecca Parsons(5)	2,133,532	*
Christopher Murphy(6)	1,342,150	*
Ian Davis	—	*
Robert Brennan	—	*
Jane Chwick(7)	150,979	*
Rohan Haldea	—	*
Gina Loften	—	*
Salim Nathoo	—	*
William Parrett(8)	146,553	*
Roxanne Taylor	—	*
All directors and executive officers as a group (18 individuals)(9)	12,607,263	3.9%
(1)
Turing EquityCo II L.P. (“EquityCo II”) holds these shares directly. Apax IX GP Co. Limited (“Apax IX GP”), through majority vote of its investment committee, shares voting and dispositive power over the shares held directly by EquityCo II and, accordingly, may be deemed the beneficial owner of such shares. The individual members of the investment committee of Apax IX GP disclaim beneficial ownership of these shares. The business address of EquityCo II is PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey, GY1 3PP. The business address of Apax IX GP is Royal Bank Place, Third Floor, 1 Glategny Esplanade, St. Peter Port, Guernsey, GY1 2HJ.

(2)
Based on information contained in a Schedule 13G filed with the SEC on February 10, 2022, Siemens AG has the sole voting power with respect to 24,152,051 shares and the sole dispositive power with respect to 24,152,051 shares. Siemens AG stated its business address as Otto-Hahn-Ring 6, 81739, Munich, Germany.

(3)
Based on information contained in a Schedule 13G filed with the SEC by GIC Private Limited (“GIC”), GIC Asset Management Pte. Ltd. (“GAM”) and Gamnat Pte Ltd. (“Gamnat”) on February 11, 2022, (a) Gamnat shares the power to vote and the power to dispose of 18,456,646 shares held directly by it with GAM and GIC, (b) Gamnat is managed by GAM, (c) GAM is wholly owned by GIC and is the public equity investment arm of GIC, (d) GIC is a fund manager for the Government of Singapore (“GoS”) and Monetary Authority of Singapore (“MAS”), (e) GIC has been given the sole discretion to exercise the voting rights attached to, and the disposition of,any shares managed on behalf of GoS, (f) as such, GIC has the sole power to vote and the power to dispose of 1,959,911 shares beneficially owned by it and shares the power to vote and dispose of 442,105 shares beneficially owned by it with MAS, (g) GIC is wholly-owned by the GoS and was set up with the sole purpose of managing Singapore’s foreign reserves, and (h) GoS disclaims beneficial ownership of these shares. GIC, GAM and Gamnat stated their business address as 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(4)
Includes 971,503 shares of common stock owned and held by Xiao Guo Trust 2020 as well as 2,958,308 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 18, 2022.

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2022 Proxy Report	Corporate Governance
(5)	Includes 707,221 shares of common stock owned directly as well as 1,426,311 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 18, 2022.
(6)	Includes 346,614 shares of common stock owned directly as well as 995,536 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 18, 2022.
(7)	Includes 64,353 shares of common stock owned directly as well as 86,626 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 18, 2022.
(8)
Includes 59,927 shares of common stock owned and held by Family Leisure Properties, LLC - Series E as well as 86,626 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 18, 2022.

(9)
Includes with respect to all Directors and NEOs 3,330,022 shares directly or indirectly beneficially owned, 9,277,241 shares underlying options that are currently exercisable or that will become exercisable within 60 days of April 18, 2022.

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2022 Proxy Report
Proposal 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial connection with us in any capacity other than as our auditors, providing audit and non-audit related services. EY served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe it is good corporate governance that stockholders ratify the appointment of EY.
If the appointment of EY is not ratified by the stockholders, the Audit Committee will consider this fact in future appointments of the independent auditors for Thoughtworks. Even if the appointment of EY is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interest of Thoughtworks.
Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they choose to do so and will be available to respond to questions.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment by the Audit Committee of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.
Principal Accountant Fees and Services
The following table summarizes the fees of EY during the fiscal year ended December 31, 2021 (in thousands):
2021
Audit(1)	5,263
Tax(2)	304
Other(3)	5
5,572
(1)
Audit fees include professional services rendered in connection with the audit of our consolidated financial statements, quarterly review of the consolidated financial statements, Form S-1 and Form S-8 filings related to our initial public offering, and statutory audits required by non-U.S. jurisdictions.

(2)	Tax fees relate to tax compliance, state and local tax planning, and consulting related to domestic and international tax matters.
(3)	All other fees relate to a subscription to EY’s accounting and reporting research tool.
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2022 Proxy Report	PROPOSAL NO. 2
Pre-Approval Policies and Procedures
The Audit Committee has adopted a pre-approval policy that sets forth procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditor may be pre-approved. These services may include audit services, audit-related services, tax services and other services. All of the services relating to the fees described in the table above were approved by our Audit Committee or our Board of Directors.
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2022 Proxy Report
Report of the Audit Committee
Our Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the fiscal year ended December 31, 2021. Our Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (“SEC”).
Our Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.
Members of our Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained the appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions do not assure that the audit of the Company’s consolidated financial statements have been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United States and that Ernst & Young LLP is in fact “independent.”
Submitted by the Audit Committee
William Parrett, Chair
Rohan Haldea
Gina Loften
Roxanne Taylor
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference into any past or future filing by us under the Securities Act of 1933, as amended and Securities Exchange Act of 1934, as amended, unless and only to the extent we specifically incorporate it by reference.
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2022 Proxy Report
Executive Compensation
For purposes of the SEC’s executive compensation disclosure rules, we qualify as an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and as such, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act.
This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated executive officers, whom we collectively refer to as our “Named Executive Officers” or “NEOs”. For our fiscal year ended December 31, 2021 (“fiscal year 2021”), our NEOs were Guo Xiao (our President and Chief Executive Officer), Dr. Rebecca Parsons (our Chief Technology Officer) and Christopher Murphy (our Chief Executive Officer of Thoughtworks North America).
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-Equity Incentive Plan Compensation (2)($)	All Other Compensation ($)(3)	Total ($)
Guo Xiao	2021	$682,000	$6,743,541		$1,001,700	$9,983	$8,437,224
President and Chief Executive Officer	2020	$633,131		$198,657	$262,106	$4,571	$1,098,465
Dr. Rebecca Parsons	2021	$715,014	$2,900,157		$730,476	$9,983	$4,355,630
Chief Technology Officer	2020	$676,776		$198,657	$194,849	$4,666	$1,074,948
Christopher Murphy	2021	$612,575	$2,559,201		$464,852	$11,051	$3,647,679
CEO of Thoughtworks North America	2020	$580,324		$180,597	$245,700	$5,483	$1,012,104
(1)	Amounts reflect the aggregate grant date fair value of stock or option awards, computed in accordance with FASB ASC 718, granted to the NEOs.
(2)
Amounts for each year represent performance-based annual cash bonuses earned with respect to such performance year, which were paid to our NEOs in the first quarter of the year following the respective performance year.

(3)
In accordance with the SEC’s disclosure rules, other benefits provided to Mr. Guo and Dr. Parsons for fiscal 2021 are not included because the aggregate cost of these items was less than $10,000 per individual. Amounts in this column for Mr. Murphy in respect of fiscal 2021 represent (i) $4,500 in 401(k) plan matching contributions made by us on his behalf, (ii) $4,600 related to an award granted under the 2017 Share Appreciation Rights Plan, when it closed at IPO, (iii) life insurance and disability insurance premiums paid by us and (iv) a global mobility tax preparation fee paid by the company on his behalf.

Narrative to Summary Compensation Table
For 2021, the compensation of our NEOs consists of base salaries, performance-based annual cash bonus opportunities, long-term incentive compensation in the form of RSUs and other benefits, as described below and in “—Severance Benefits”.
Following the recent completion of our IPO in 2021, the Compensation & Talent Committee is assessing the compensation arrangements to ensure we have the appropriate balance of short
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2022 Proxy Report	Executive Compensation
and long-term variable pay, are market competitive and align the executive compensation structure to connect it with the experience of our stockholders.
Base Salary
Each of our NEOs is paid a base salary commensurate with his or her position, experience, skills, duties and responsibilities. For fiscal year 2021, the amounts received based on annual base salary rates for Mr. Guo, Dr. Parsons and Mr. Murphy were $682,000, $715,014 and $612,575, respectively.
Non-Equity Incentive Compensation – Performance-Based Annual Cash Bonuses
Each of our NEOs has a performance-based annual cash bonus opportunity that pays out upon the Company meeting predetermined corporate performance objectives. Payments under the annual bonus program were conditioned upon achievement of revenue and profit type targets set at a level to reward robust growth. For fiscal year 2021, the target annual cash bonus opportunities for Mr. Guo, Dr. Parsons and Mr. Murphy were 40.8%, 28.4% and 27.5%, respectively, of their annual base salaries. This was unchanged from the prior fiscal year.
Executive Employment Agreements
In 2017, the Company entered into an employment agreement with each NEO (together, the “Executive Employment Agreements”) that memorialized the NEO’s base salary, performance-based annual cash bonus opportunity and eligibility to receive reimbursement of reasonable business expenses and participate in the Company’s benefit plans generally.
Each Executive Employment Agreement also provides for an initial three-year term, subject to successive one-year extensions thereafter, unless either party elects not to permit such automatic non-renewal with at least 30 days’ prior written notice. In addition, each Executive Employment Agreement provides for certain severance benefits upon a resignation by such NEO for “good reason” or upon a termination by the Company without “cause,” each as defined therein, subject to the NEO’s execution, delivery and non-revocation of a release of claims in favor of the Company. In connection with the adoption of the Executive Severance Plan and our NEOs’ participation therein, severance benefits under the Executive Employment Agreements are no longer in effect. Please see “—Severance Benefits” below for more details regarding the severance benefits each NEO is eligible to receive.
Each Executive Employment Agreement also subjects the NEO to (i) a non-competition covenant during employment and for 12 months thereafter (or such longer period (not to exceed 18 months) that such NEO is receiving severance benefits), (ii) non-interference, non-solicitation and non-hire covenants during employment and for 12 months (in the case of Mr. Murphy) or 18 months (in the case of Mr. Guo and Dr. Parsons) thereafter and (iii) assignment of inventions and perpetual confidentiality and non-disparagement covenants.
Health and Welfare Plans and Retirement Plans
Our NEOs are eligible to participate in employee benefit plans, including plans providing for medical, dental, disability, vision and life insurance benefits. We maintain a tax-qualified retirement plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the
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2022 Proxy Report	Executive Compensation
participant’s directions. Employee elective deferrals are 100% vested at all times. We have the ability to make discretionary matching and profit sharing contributions to the 401(k) plan and such match is issued on a quarterly basis and was capped at $4,500 per employee per year prior to fiscal year 2022. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Outstanding Equity Awards At 2021 Fiscal Year End
The following tables summarize the outstanding equity awards held as of December 31, 2021, the last day of fiscal year 2021, by each of the NEOs.
	Option/RSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(1)	Exercise Price ($)	Option Expiration Date	RSUs that Have not Vested (#) (2)	Market Value of RSUs that Have not Vested ($)(3)
Guo Xiao	10/12/2017	2,445,472	—	2.29	10/12/2027
	12/19/2018	473,498	70,340	2.48	12/19/2028
	9/15/2020	16,300	12,463	5.16	9/15/2030
	9/9/2021					173,818	4,660,061
	11/18/2021					95,239	2,553,358
Dr. Rebecca Parsons	10/12/2017	1,212,367	—	2.29	10/12/2027
	12/19/2018	186,526	22,660	2.48	12/19/2028
	9/15/2020	16,300	12,463	5.16	9/15/2030
	9/9/2021					81,023	2,172,227
	11/18/2021					36,905	989,423
Christopher Murphy	10/12/2017	789,234	—	2.29	10/12/2027
	6/8/2018	103,051	5,900	2.29	6/8/2028
	12/19/2018	72,854	18,882	2.48	12/19/2028
	9/15/2020	14,819	11,329	5.16	9/15/2030
	9/9/2021					64,787	1,736,939
	11/18/2021					36,905	989,423
(1)
The time-vesting Options (43.33% of each Option grant) vest over a four-year period, with 37.5% vesting on the 18-month anniversary of the grant date, and an additional 6.25% vesting every three months for the remainder of the 48-month vesting period. Vesting is subject to (i) the Option holder’s continuous service with us through the applicable vesting date and (ii) full acceleration upon the consummation of a “change in control” (as defined in the Option Plan). The performance-vesting Options (56.67% of each Option grant) have fully vested.

(2)
The RSUs granted on September 9, 2021 vest 50% on March 17, 2022 and the remaining 50% on September 17, 2022. The RSUs granted on November 18, 2022 vest annually in equal installments over a four-year period at each anniversary of the grant date, subject to the applicable terms and limitations contained in the Omnibus Plan.

(3)	Based on the $26.81 closing price of the Company's common stock as reported by Nasdaq on the last day of our fiscal year 2021.
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2022 Proxy Report	Executive Compensation
Severance Benefits
On September 9, 2021, our Board approved a new Executive Severance Plan (the “Executive Severance Plan”), under which each of our NEOs is entitled to severance (the “New Severance Benefits”) following a termination of their employment by the Company without “cause” or by the NEO with “good reason” (each a “Qualifying Termination”), each as defined in the Executive Severance Plan and summarized below, subject to their execution of a fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants. Generally, the New Severance Benefits consist of 18 months of continued base salary payments (“Salary Severance”), a prorated portion of the NEO’s target bonus for the year in which the Qualifying Termination occurred and up to 12 months of continued healthcare coverage at active employee rates (“Healthcare Severance”).
In addition, if the Qualifying Termination occurs within three months prior to or 12 months following (18 months following, in the case of our Chief Executive Officer) a change in control (as defined in the 2021 Plan described below), (i) the Salary Severance will consist of one and one-half times (or two times, in the case of our Chief Executive Officer) the sum of the NEO’s base salary and target bonus, payable in a single lump sum, (ii) the Healthcare Severance will consist of up to 18 months of continued healthcare coverage at active employee rates (or 24 months, in the case of our Chief Executive Officer) and (iii) if the Qualifying Termination occurs within two years following the change of control, the New Severance Benefits will also include full acceleration of outstanding equity awards (at the greater of target and actual performance, in the case of performance-based awards) that are assumed or substituted by the successor in the change in control, provided that such equity awards that are not so assumed or substituted in the change of control will immediately become fully vested upon consummation of the change in control.
Under the Executive Severance Plan, with respect to each NEO, “cause” and “good reason” have the meaning set forth in the NEO’s Executive Employment Agreement, provided that a material diminution of the NEO’s duties or responsibilities, taken as a whole, without the NEOs consent, will also constitute a basis for “good reason.”
The Executive Severance Plan includes a “best-net” provision pursuant to which any “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) that become payable to a participant, including a NEO, will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to the participant.
Outstanding Equity Awards
In September 2021, our Board adopted and our stockholders approved, the Thoughtworks Holding, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”), pursuant to which employees, consultants and directors of our company and our affiliates performing services for us, including our executive officers, may be eligible to receive awards in the form of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards intended to align the interests of participants with those of our stockholders. We initially reserved 62,048,123 shares of our common stock for issuance under the Omnibus Plan, which will be subject to an annual increase on the first day of each calendar year beginning January 1, 2022, and ending and
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2022 Proxy Report	Executive Compensation
including January 1, 2031, equal to the lesser of (i) 5% of the total number of shares of our common stock outstanding on the final day of the immediately preceding calendar year and (ii) any such smaller number of shares of our common stock as is determined by the Board.
The Omnibus Plan is administered by our Compensation and Talent Committee, which, concurrent with our Board, has the authority to construe and interpret the Omnibus Plan, grant awards and make all other determinations necessary or advisable for the administration of the Omnibus Plan. Awards under the Omnibus Plan may be made subject to performance conditions and other terms.
Prior to the IPO, the NEOs were granted long-term incentives in the form of Options under our 2017 Stock Option Plan (the “Option Plan”) and in the form of SARs under our 2017 Stock Appreciation Rights Plan (the “SAR Plan”).
The Options are partially subject to time-vesting (43.33% of each grant).The time-vesting Options vest over a four-year period, with 37.5% of the Options vesting on the 18-month anniversary of the grant date, and an additional 6.25% of the Options vesting every three months for the remainder of the 48-month vesting period, subject to (i) the Option holder’s continuous service with us through the applicable vesting date and (ii) full acceleration upon the consummation of a “change in control” (as defined in the Option Plan). The time-vesting Options will continue to be subject to the foregoing vesting terms following consummation of the IPO.
The Options were also partially subject to performance-vesting (56.67% of each grant). In accordance with the Option Plan, 50% of the performance vesting options vested upon a sponsor return of at least two times the sponsor investment. An aggregate of 75% of the performance vesting options vested upon a sponsor return of at least two and a half times the sponsor investment. An aggregate of 100% of Performance Vesting Options vested upon a sponsor return of at least three times the sponsor investment. Vesting was prorated if a sponsor return was between these targets. In addition to the sponsor return targets above, participants must have had at least 18 months of continuous service following the grant date in order to vest. In order for vesting to be considered probable, the sponsor return must have been met as of the reporting date. Sponsor return, as defined in the Option Plan, was determined based on the aggregate amount of all cash, fair market value of marketable securities, including proceeds from the sale of securities of the Company, provided and to the extent such proceeds result in cash dividends and/or cash distributions by the Company to the sponsor.
On September 9, 2021, the Board of Directors approved a modification to the Company's Option Plan which, upon completion of the IPO, a sponsor return of 2.8x times sponsor investment was certified as having been achieved, and the service condition under the Plan that participants must provide at least 18 months of continuous service following the grant date in order for performance vesting options to vest was waived. Additionally, the Board also approved accelerated vesting of all remaining, unvested former Class C performance vesting options, after the achievement of such sponsor return, which resulted in all performance vesting options becoming fully vested in connection with the IPO.
In connection with our IPO, our Board also approved the discontinuation of the SAR Plan and the conversion of outstanding SAR awards thereunder, including those held by the NEOs, into RSUs of equal value granted under the Omnibus Plan in exchange for cancellation of the SAR awards.
The exercise or base prices, as applicable, and number of shares of our common stock subject to the Options and SARs (prior to their conversion to RSUs) were adjusted for the Stock Split effected in connection with our IPO at a ratio of approximately 43.6-to-1.
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2022 Proxy Report
Other Matters
Other Business
Neither we nor our Board of Directors intend to propose any matters of business at the Annual Meeting other than the proposals described in this Proxy Statement. Neither we nor our Board of Directors are aware of any matters to be proposed by others at the Annual Meeting.
45

2022 Proxy Report
Where to Find Additional Information
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC's home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://investors.thoughtworks.com/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.
46

SCAN TO
VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79454-P66931 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THOUGHTWORKS HOLDING, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐	______________________

1. Election of Directors

Nominees:

01) Jane Chwick
02) Ian Davis
03) Rohan Haldea

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. The ratification of the appointment by the Audit Committee of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). **If no directions are made, this proxy will be voted FOR the election of the nominees listed above for the Board of Directors and FOR Proposal 2.** If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D79455-P66931

THOUGHTWORKS HOLDING, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2022

The stockholder(s) hereby appoint(s) Guo Xiao and Erin Cummins, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Thoughtworks Holding, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., Eastern Time on June 15, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE